UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

EverQuote, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

JUNE 6, 2024

Dear Stockholder:

You are invited to attend the 2024 Annual Meeting of Stockholders of EverQuote, Inc. (the “Annual Meeting”), a Delaware corporation, which will be held on Thursday, June 6, 2024, at 10:00 a.m., Eastern Time. The Annual Meeting will be a virtual meeting via a live webcast on the Internet. Stockholders may attend the Annual Meeting online, vote your shares during the online meeting and submit your questions during the virtual meeting by visiting www.virtualshareholdermeeting.com/EVER2024. The Annual Meeting will be held for the following purposes:

•

To elect seven directors, David Blundin, Sanju Bansal, Paul Deninger, Jayme Mendal, George Neble, John Shields and Mira Wilczek, to hold office until our 2025 annual meeting of stockholders or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal;

•	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;

•	To approve, on a non-binding advisory basis, the compensation of the company’s named executive officers; and

•	To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

The foregoing items of business are more fully described in the proxy statement accompanying this notice. In addition, stockholders may be asked to consider and vote upon any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof. Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

Our Board of Directors has fixed the close of business on April 8, 2024 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. All such stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to vote by proxy prior to the meeting. If you attend the meeting, you may vote during the meeting even if you have voted by proxy.

We encourage you to access the virtual annual meeting before the start time of 10:00 a.m., Eastern Time, on June 6, 2024, to allow ample time for online access, which will begin at 9:45 a.m., Eastern Time.

A complete list of registered stockholders will be available for the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the Annual Meeting date, during ordinary business hours at EverQuote’s principal place of business located at 210 Broadway in Cambridge, Massachusetts 02139. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting. Please refer to instructions on how to vote your shares on the Notice of Internet Availability of Proxy Materials you received in the mail, the section titled “Voting” beginning on page 1 of the attached Proxy Statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

We make proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com. In order to authorize your proxy via the Internet you must have the stockholder identification number that appears on the enclosed proxy card.

By Order of our Board of Directors,

Julia Brncic
General Counsel and Secretary
April 24, 2024

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains statements reflecting our views about our future performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (Reform Act). Statements that constitute forward-looking statements within the meaning of the Reform Act are generally identified through the inclusion of words such as “anticipate,” “believe,” “estimate,” “expect,” “confident,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “position,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will” or similar statements or variations of such words and other similar expressions. All statements addressing our future operating performance, and statements addressing events and developments that we expect or anticipate will occur in the future, are forward-looking statements within the meaning of the Reform Act. These forward-looking statements are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in any such forward-looking statement. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” starting on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on February 27, 2024. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

THURSDAY, JUNE 6, 2024

GENERAL INFORMATION

Our board of directors solicits your proxy on our behalf for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”), and at any postponement or adjournment of the Annual Meeting, for the purposes set forth in this Proxy Statement. The meeting will be held via the internet as a virtual web conference at www.virtualshareholdermeeting.com/EVER2024 on Thursday, June 6, 2024, at 10:00 a.m., Eastern Time. We intend to mail a Notice of Internet Availability of Proxy Materials to stockholders of record and to make this Proxy Statement and accompanying materials available on the internet on or about April 24, 2024.

In this Proxy Statement, the terms “EverQuote,” “the company,” “we,” “us,” and “our” refer to EverQuote, Inc. The mailing address of our principal executive offices is EverQuote, Inc., 210 Broadway, Cambridge, MA 02139. All website addresses set forth in this Proxy Statement are for information only and are not intended to be an active link or to incorporate any website information into this document.

IMPORTANT INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Virtual Meeting	The Annual Meeting will be held virtually on June 6, 2024, at 10:00 a.m., Eastern Time. To attend, vote, and submit questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/EVER2024 and enter the control number included on the Notice of Internet Availability of Proxy Materials that you received, on your proxy card, or on the materials provided by your bank, broker, trustee or other nominee. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting. The meeting will be governed by our Rules of Conduct, which will be posted at https://investors.everquote.com/financials-and-filings/Annual-Meeting.

Attending the Meeting	We will host the Annual Meeting via the internet as a virtual web conference. You may attend the Annual Meeting live online by visiting www.virtualshareholdermeeting.com/EVER2024. The virtual web conference will start at 10:00 a.m., Eastern Time, on June 6, 2024. In order to attend the Annual Meeting online, you will need the control number included on the Notice of Internet Availability of Proxy Materials you received, your proxy card, or the materials provided by your bank, broker, trustee or other nominee. Instructions on how to attend and participate in the meeting online, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/EVER2024.

Internet Availability of Proxy Materials	We are providing access to our proxy materials over the internet. On or about April 24, 2024, we will mail the Notice to stockholders. The Notice contains instructions on how to access our proxy materials and how to vote. If you would like to receive a paper or e-mail copy of our proxy materials, please follow the instructions in the Notice. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Record Date	April 8, 2024.

Stockholders Entitled to Vote	A complete list of registered stockholders will be available for the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the Annual Meeting date, during ordinary business hours at EverQuote’s principal place of business located at 210 Broadway in Cambridge, Massachusetts 02139. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the control number included on the Notice of Internet Availability of Proxy Materials that you received, on your proxy card, or on the materials provided by your bank, broker, trustee or other nominee.

Quorum	A majority of the voting power of all issued and outstanding shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote on the Record Date must be virtually present during the meeting or represented by proxy to constitute a quorum.

Shares Outstanding	29,121,059 shares of Class A common stock and 5,604,278 shares of Class B common stock outstanding as of the Record Date.

Voting

There are four ways a stockholder of record can vote:

(1)   Over the Internet: If you are a stockholder as of the Record Date, you may vote over the internet by following the instructions provided in the Notice.

(2)   By Telephone: If you are a stockholder as of the Record Date, you may vote by telephone by following the instructions in the Notice.

(3)   By Mail: If you requested printed copies of proxy materials and are a stockholder as of the Record Date, you may vote by mailing your proxy as described in the proxy materials.

(4)   During the Meeting: If you are a stockholder as of the Record Date, you will have the ability to attend the virtual meeting and vote online during the meeting. The Annual Meeting will be a virtual only meeting, which can be accessed at www.virtualshareholdermeeting.com/EVER2024. Voting your shares in advance of the meeting will not prevent a stockholder from: (i) attending the Annual Meeting online, (ii) revoking their earlier submitted proxy in accordance with the process outlined below, or (ii) voting during the meeting.

In order to be counted, proxies submitted by telephone or internet must be received by 11:59 p.m., Eastern Time, on June 5, 2024. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank, broker, trustee or other nominee, please follow their instructions.

Revoking Your Proxy	Stockholders of record may revoke their proxies by virtually attending the Annual Meeting and voting during the meeting, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or internet before the cutoff time (11:59 p.m., Eastern Time, on June 5, 2024). Your latest telephone or internet proxy is the one that will be counted. If you hold shares through a bank, broker, trustee or other nominee, you may revoke any prior voting instructions by contacting that entity.

Voting Rights	Holders of our Class A common stock are entitled to one vote per share of Class A common stock held on the Record Date in respect of any proposal presented at the Annual Meeting. Holders of our Class B common stock are entitled to ten votes per share of Class B common stock held on the Record Date in respect of any proposal presented at the Annual Meeting.

Votes Required to Adopt Proposals

For Proposal 1, the seven director nominees receiving the highest number of votes cast FOR election, or a “plurality” of the votes properly cast, will be elected as directors.

For Proposal 2, the affirmative vote of stockholders holding a majority in voting power of the votes cast FOR or AGAINST the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

For Proposal 3, a majority of the votes properly cast FOR the proposal is required to approve, on an advisory, non-binding basis, the compensation of our named executive officers.

Effect of Votes Withheld, Abstentions and Broker Non-Votes

Votes withheld, abstentions and “broker non-votes” (i.e., where a bank, broker, trustee or other nominee has not received voting instructions from the beneficial owner on a proposal and where the bank, broker, trustee or other nominee does not have discretionary power to vote on such proposal) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” and broker non-votes have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Abstentions and broker non-votes have no effect on the advisory approval of the compensation of our named executive officers.

Under applicable rules, banks, brokers, trustees or other nominees who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on certain proposals, but do not have discretion to vote such uninstructed shares on certain other proposals. Of the matters to be voted on at the Annual Meeting, we expect the only proposal on which your bank, broker, trustee or other nominee will have discretionary voting authority to vote your shares in the absence of voting instructions is Proposal 2, the ratification of the appointment of PricewaterhouseCoopers LLP. If your shares are held through a bank, broker, trustee or other nominee, those shares will not be voted in the election of directors unless you affirmatively provide such entity with instructions on how to vote.

Voting Instructions	If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote FOR the election of the nominees for directors, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm and FOR the approval, on an advisory, non-binding basis, of the compensation of our named executive officers. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Current Report on Form 8-K, or Form 8-K, within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and final results in an amendment to the Form 8-K after they become available.

Additional Solicitation/Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Householding	Some bank, broker, trustee or other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023, as applicable, is being delivered to multiple stockholders sharing an address unless we have received contrary instructions. We will promptly deliver a separate copy of any of these documents to you if you write to us at Investor Relations at EverQuote, Inc., 210 Broadway, Cambridge, MA 02139 or email us at investors@everquote.com or call us at (855) 522-3444. If you want to receive separate copies of the Notice, Proxy Statement or Annual Report on Form 10-K in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, trustee or other nominee record holder, or you may contact us at the above address or email or telephone number.

PROPOSAL 1

ELECTION OF DIRECTORS

The first proposal on the agenda for the Annual Meeting is the election of seven director nominees to serve for a one-year term beginning at the Annual Meeting and ending at our 2025 annual meeting of stockholders, or the 2025 Annual Meeting. The terms of our current directors expire at the Annual Meeting. Directors are elected to hold office for a one-year term or until the election and qualification of their successors in office, subject to their earlier death, resignation or removal.

Our board of directors has nominated David Blundin, Sanju Bansal, Paul Deninger, Jayme Mendal, George Neble, John Shields and Mira Wilczek for re-election to the board to hold office for a one-year-term expiring at our 2025 Annual Meeting or until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Each of the nominees is a current member of our board of directors and has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “FOR” the election of each nominee. If any nominee is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the members of our board of directors. In the alternative, the proxies may vote only for the remaining nominees, leaving a vacancy on our board of directors.

Our board of directors may fill such vacancy at a later date or reduce the size of our board of directors. We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

Recommendation of our Board of Directors

The board of directors recommends that you vote “FOR” the election of each of David Blundin, Sanju

Bansal, Paul Deninger, Jayme Mendal, George Neble, John Shields and

Mira Wilczek as directors.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

The biographies of each of the nominees below contains information regarding each person’s service as a director on our board of directors, business experience and other experiences, qualifications, attributes or skills that caused our board to nominate him or her as a director. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our board of directors, including a commitment to understanding our business and industry. We also value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Below is information regarding our director nominees and directors whose terms are continuing after the Annual Meeting:

Name	Age	EverQuote Director Since	Independent	Committee Membership
Sanju Bansal	58	2014	Yes	Audit Committee
David Blundin	56	2008	No	—
Paul Deninger	65	2019	Yes	Audit Committee, Compensation Committee
Jayme Mendal	38	2020	No	—
George Neble	67	2018	Yes	Audit Committee
John Shields	71	2018	Yes	Audit Committee
Mira Wilczek	42	2017	Yes	Compensation Committee

Nominees for Election

Sanju Bansal has served as a member of our board of directors since May 2014. Mr. Bansal has served as chief executive officer of Hunch Analytics, LLC, a data analytics company, since November 2013. Prior to funding Hunch Analytics, Mr. Bansal served in various executive leadership positions and as a director of MicroStrategy Incorporated, a worldwide provider of business intelligence software, including as executive vice president from 1993 to 2013 and chief operating officer from 1994 to 2012. Mr. Bansal also served as a member of MicroStrategy’s board of directors from 1993 to 2013, including as vice chairman from November 2000 to November 2013. Mr. Bansal has served as a director of SimilarWeb Ltd., a digital data and analytics company, since June 2021. Mr. Bansal also served as a director of Cvent, Inc., an event management software company, from November 1999 to June 2022, and as a director of CSRA Inc., an information technology services company specializing in national security, from November 2015 to April 2018. Mr. Bansal served as a director of The Advisory Board Company from 2009 until the company’s sale in November 2017. Mr. Bansal holds an S.B. degree in electrical engineering from the Massachusetts Institute of Technology and an M.S. degree in computer science from The Johns Hopkins University. We believe that Mr. Bansal is qualified to serve on our board of directors because of his deep background in consulting and information and systems technology, his leadership experience as a senior executive of a public company, his corporate governance experience from serving as a member of public company boards of directors, and his extensive knowledge of relevant technologies.

David Blundin, one of our co-founders, has served as chairman of our board of directors since August 2008. Mr. Blundin is the founder of Link Ventures LLLP, a venture capital firm, where he has served as managing partner since January 2006. He is also the co-founder of Vestigo Ventures LLC, a venture capital firm, where he has served as managing partner since January 2016. Mr. Blundin is also chairman of the board of Vestmark, Inc., a portfolio management solutions company, where he served as chief executive officer from 2001 to 2008. In

June 2005, Mr. Blundin co-founded Cogo Labs, Inc., a venture studio located in Cambridge, Massachusetts, where he has served as chairman since its founding and also served as chief executive officer until February 2017. From 1997 to 2000, Mr. Blundin was the chief executive officer and chairman of DataSage, Inc., a company he founded that used neural network technology for data analytics in industrial applications including online marketing. In 2000, DataSage was acquired by Vignette Corporation, where Mr. Blundin served as chief technologist until 2002. Since 2002, Mr. Blundin has founded and co-founded at least 10 software and internet companies in addition to Vestmark, including Autotegrity, Inc., a data analytics and online marketing company, and CourseAdvisor, an online research company. Prior to 1997, Mr. Blundin was president and chief executive officer of Cirrus Recognition Systems, one of the first commercially successful machine-learning companies. Mr. Blundin holds an S.B. degree in computer science from the Massachusetts Institute of Technology (MIT), where he researched neural network technology. His thesis at the MIT Artificial Intelligence Laboratory was entitled, “Neural Network Simulations on a Connection Machine.” We believe that Mr. Blundin is qualified to serve on our board of directors because of his extensive experience as a director of technology companies and deep knowledge of our company.

Paul Deninger has served as a member of our board of directors since April 2019. Mr. Deninger was a senior advisor with Evercore, an investment banking advisory firm, from June 2016 to February 2020. He joined Evercore as a senior managing director in 2011 and was previously a vice chairman at Jefferies, a global securities and investment banking firm, since 2003. Prior to Jefferies, Mr. Deninger served as chairman and chief executive officer of Broadview, a technology investment banking firm he joined in 1987, from 1996 until its acquisition by Jefferies in 2003. Mr. Deninger also serves as a director and chair of the finance committee of Resideo Technologies Inc., a publicly held provider of home automation products and services. He served as a director of Iron Mountain Inc., a publicly traded information storage and retrieval company, from August 2010 to June 2021, and as vice chairman of the board of Epiphany Technology, a publicly held blank check company seeking to acquire a business in the enterprise IT market, from January 2021 to January 2023. Mr. Deninger holds a B.S. degree from Boston College and an M.B.A. degree from Harvard Business School. We believe that Mr. Deninger is qualified to serve on our board of directors due to his deep knowledge of capital markets, merger and acquisition strategies and technology services businesses as well as his extensive management experience.

Jayme Mendal has served as our president, chief executive officer and a member of our board of directors since November 2020. Previously Mr. Mendal served as our chief operating officer from February 2019 to November 2020 and as our chief revenue officer from August 2017 to February 2019. Mr. Mendal previously served as the vice president of sales and marketing at PowerAdvocate, Inc., an energy intelligence company, from May 2017 to August 2017. Prior to that, Mr. Mendal served in multiple positions at PowerAdvocate, Inc., including senior director of sales and marketing from June 2015 to May 2017, director of corporate strategy and marketing from August 2014 to December 2015, and manager of corporate strategy from August 2013 to August 2014. From August 2007 to July 2010, he was a management consultant within the growth strategy division of Monitor Deloitte (formerly Monitor Group). Mr. Mendal holds a B.S. degree in finance and economics from Washington University in St. Louis and an M.B.A. degree from Harvard Business School. Mr. Mendal is qualified to serve on our board of directors due to his experience in leading our operations and previously our revenue functions, his extensive knowledge of our company and industry, as well as his vision and leadership as our president and chief executive officer.

George Neble has served as a member of our board of directors since May 2018. Since July 2017, Mr. Neble has served as a business consultant. Mr. Neble has served as the audit committee chair and a board member of LumiraDx, a diagnostics company, since July 2020. Mr. Neble has also served as a director of Intapp, Inc., a publicly held leading provider of cloud-based software solutions for the financial services industry, since June 2021. He served as a director of Real Goods Solar, Inc., a publicly held provider of solar equipment from June 2019 to July 2021. From November 2012 to June 2017, Mr. Neble served as managing partner of the Boston office of Ernst & Young LLP, an accounting firm. Prior to that, Mr. Neble was a senior assurance partner at Ernst & Young from 2002 to 2012. Mr. Neble is a certified public accountant. He holds a B.S. degree in accounting from Boston College. We believe that Mr. Neble is qualified to serve on our board of directors because of his financial expertise and his experience in public accounting.

John Shields has served as a member of our board of directors since May 2018. He has served as the president of Advisor Guidance, Inc., a business consulting firm, since 2010, as a trustee of Domini Investment Trust, a registered investment company, since 2004, as a director of Vestmark, Inc. since December 2015, as a director of Cogo Labs, Inc., a startup incubator, since May 2008, and as a consultant in the financial services industry since 2002. From October 2016 to June 2018, Mr. Shields served as managing director, head of risk and regulatory compliance at CFGI, LLC, a financial consulting firm. From January 2014 to October 2016, he served as director, head of investment management consulting at Navigant Consulting, Inc. From 1998 to 2002, he served as chief executive officer of Citizens Advisers, Inc., an investment management company, chief executive officer of Citizens Securities, Inc., a registered broker-dealer, and president and interested trustee of the Citizens Funds mutual fund complex. Mr. Shields is a certified public accountant (inactive). He holds a B.S. degree in accounting from Saint Peter’s University. We believe that Mr. Shields is qualified to serve on our board of directors because of his financial and accounting expertise.

Mira Wilczek has served as a member of our board of directors since February 2017. Ms. Wilczek served as a managing director at Link Ventures LLLP, a venture capital firm from June 2015 to June 2021. Since December 2019, Ms. Wilczek has served as a general partner of XLIX Ventures, a family investment office. She previously served as president and chief executive officer of Cogo Labs, Inc., a startup incubator, from October 2016 to November 2019 and was entrepreneur in residence at Cogo Labs from December 2013 until February 2017. Prior to joining Link Ventures, Ms. Wilczek founded Red Panda Security, a research consultancy specializing in mobile behavioral analytics, and served as its chief executive officer from 2012 to 2013. From 2009 to 2012, she served as director of business development at Lyric Semiconductor, a fabless semiconductor company. Ms. Wilczek holds an S.B. degree in electrical engineering and computer science and an M.B.A. degree from the Massachusetts Institute of Technology. We believe that Ms. Wilczek is qualified to serve on our board of directors because of her investment and operations experience in the technology industry.

Board Diversity Matrix (as of April 24, 2024)

Total Number of Directors: 7

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4		2
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx				1
Native Hawaiian or Pacific Islander
White		1
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	4

Executive Officers

The following table sets forth information regarding our executive officers as of April 24, 2024:

Name	Age	Position(s)
Jayme Mendal	38	Chief Executive Officer and President, Director
Joseph Sanborn	54	Chief Financial Officer and Treasurer
Julia Brncic	50	General Counsel and Secretary
David Brainard	52	Chief Technology Officer
Jon Ayotte	40	Chief Accounting Officer

The biography of Mr. Mendal can be found under “—Nominees for Election.”

Joseph Sanborn has served as our chief financial officer and treasurer since June 2023. Mr. Sanborn joined the company as senior vice president of corporate development and strategy in September 2019, then served as executive vice president of strategy, finance and operations from March 2022 to March 2023 and as chief strategy officer from March 2023 to June 2023. Prior to joining the company, Mr. Sanborn had a 20-plus year investment banking career. From August 2014 to August 2019, he was the Managing Director and Co-Head of Technology Banking at the Jordan Edmiston Group, Inc., where he led the firm’s expansion into new coverage areas in software, internet and tech-enabled services solutions. From 2007 to 2014, Mr. Sanborn was the Managing Director and Head, Mergers & Acquisitions at Rutberg & Company, where he led the firm’s strategic advisory business. Prior to that, Mr. Sanborn held investment banking roles at SVB Alliant, Robertson Stephens and J.P. Morgan. Mr. Sanborn holds an M.P.P. in Business Regulation Policy from Harvard University and a B.S. in Business Administration from Georgetown University.

Julia Brncic has served as our general counsel and secretary since January 2023 and was previously the senior vice president, chief counsel and corporate secretary of The Cigna Group, a global health company, from December 2018 to May 2022. From September 2008 to December 2018, she was the vice president and deputy general counsel at Express Scripts, Inc., a pharmacy benefit management company. Prior to that, Ms. Brncic was a shareholder at Polsinelli, a law firm. Ms. Brncic holds J.D. and M.B.A. degrees from Washington University in St. Louis, and a B.A. degree from Purdue University.

David Brainard has served as our chief technology officer since January 2021 and was previously head of engineering starting in December 2019. Previously, he was head of ad tech systems at Wayfair, Inc., a specialty retail company, from June 2019 to December 2019. Prior to that, he led the voluntary benefits engineering organization at Liberty Mutual, an insurance company, from March 2016 to May 2019. Prior to his role at Liberty Mutual, Mr. Brainard was architecture leader at Bank of America from 2010 to 2016. He also previously served as a principal consultant in IBM’s global integration group, and a manager and architect at BMC Software. Mr. Brainard holds a B.A. degree from Wayne State University and an M.A. degree from Boston University.

Jon Ayotte has served as our chief accounting officer since June 2023. He joined the company in September 2020 as vice president of accounting & reporting. Prior to joining the company, Mr. Ayotte worked for Ernst & Young from July 2006 to August 2020, where he served in various accounting and auditing roles. Mr. Ayotte holds a B.S. degree in Accounting from Quinnipiac University and is a Certified Public Accountant in Massachusetts.

Director Independence

Under the rules of the Nasdaq Stock Market, or Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent and that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominations committee comprised solely of independent directors. Under Nasdaq rules, a director will only qualify as “independent” if, in the opinion of the company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that such person is “independent” as defined under Nasdaq and Securities and Exchange Commission, or SEC, rules.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

We are a “controlled company” as that term is set forth in Nasdaq rules. Under Nasdaq rules, as a “controlled company,” we are exempt from certain corporate governance requirements, including: (1) the requirement that a majority of our board of directors consist of independent directors, (2) the requirement that director nominees be selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors or by a nominations committee comprised solely of independent directors, and (3) the requirement that we have a compensation committee composed entirely of independent directors with a written charter specifying, among other things, the scope of the committee’s responsibilities. We currently avail ourselves of certain of these exemptions and, for so long as we are a “controlled company,” we will maintain the option to utilize from time to time some or all of these exemptions. In accordance with these exemptions, we do not have a nominations committee, director nominees are not selected or recommended for the board’s selection by independent directors constituting a majority of the independent directors. Even as a “controlled company,” we must comply with the rules applicable to audit committees set forth in the Nasdaq rules.

At least annually, our board of directors evaluates all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, our board of directors makes an annual determination of whether each director is independent within the meaning of the independence standards of the Nasdaq rules, the SEC and our applicable board committees.

In February 2023, our board of directors determined that each of Messrs. Bansal, Deninger, Neble, Shields and Ms. Wilczek is “independent” as defined under Nasdaq rules. Our board of directors also has determined that Messrs. Bansal, Deninger, Neble and Shields, who comprise our audit committee, and Mr. Deninger and Ms. Wilczek, who serve on our compensation committee, satisfy the independence standards for such committees established by the SEC and Nasdaq rules, as applicable. In making such determinations, our board of directors considered the relationships that each such non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining independence, including the beneficial ownership of our capital stock by each non-employee director and any institutional stockholder with which he or she is affiliated.

Board Leadership Structure

Our corporate governance guidelines provide that the roles of chairman of the board and chief executive officer may be separated or combined. Our board of directors has considered its leadership structure and determined that, at this time, the roles of chairman of the board of directors and chief executive officer should be separate. Separating the chairman and the chief executive officer positions allows our chief executive officer, Mr. Mendal, to focus on running the business, while allowing the chairman of our board of directors, Mr. Blundin, to lead the board in its fundamental role of providing advice to and oversight of management. Mr. Blundin has been an integral part of the leadership of our company and our board of directors since August 2008, and his strategic vision has guided our growth and performance. Our board of directors believes that Mr. Blundin is best situated to focus the board of directors’ attention and efforts on critical matters. Mr. Mendal has served as our president since November 2020 and chief executive officer and as a director since November 2020. Our board of directors believes that the board’s leadership structure is appropriate because it strikes an effective balance between independent oversight and management participation in the board process.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is available under the heading “Corporate Governance—Governance Documents” on the Investors section of our website, which is located at investors.everquote.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq rules concerning any amendments to, or waivers from, any provision of the code.

Anti-Hedging Policy

We have adopted an insider trading policy that, among other things, expressly prohibits all of our employees, including our named executive officers, as well as our directors, and certain of their family members and related entities, from engaging in short sales of our securities, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on our securities; and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities.

Compensation Recovery Policy

In compliance with Nasdaq’s executive compensation recovery listing standards, we adopted a compensation recovery policy that applies to all incentive-based compensation received by the company’s executive officers on or after October 2, 2023. The policy provides that in the event there is an “Accounting Restatement” of the company’s financial statements, and any incentive-based compensation was erroneously awarded to an executive officer pursuant to the incorrect financial statements, our compensation committee will attempt to recover the erroneously awarded incentive-based compensation, unless certain exceptions apply under SEC or Nasdaq rules. An “Accounting Restatement” means a requirement that the company prepare an accounting restatement due to the material noncompliance of the company with any financial reporting requirement under the U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Changes to the company’s financial statements that do not represent error corrections are not an Accounting Restatement.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. The guidelines provide, among other things, that:

•	our board of directors’ principal responsibility is to oversee the management of the company;

•	the independent directors will meet in executive session at least semi-annually;

•	directors have full and free access to management and, as necessary, independent advisors; and

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis.

A copy of the corporate governance guidelines is posted under the heading “Corporate Governance–Governance Documents” on the Investors section of our website, which is located at investors.everquote.com.

Board Meetings

Our board of directors meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring its approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. Our board of directors held eight meetings (including regularly scheduled and special meetings) during the fiscal year ended December 31, 2023.

During 2023, each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by the audit committee and compensation committee of our board of directors during any periods in which he or she served. Our board of directors periodically holds executive sessions of the independent directors. Executive sessions do not include employee directors or directors who do not qualify as independent under the Nasdaq and SEC rules.

Annual Meeting Attendance

It is our policy that members of our board of directors are encouraged to attend annual meetings of our stockholders. All directors then serving attended the 2023 Annual Meeting of Stockholders.

Committees

Our amended and restated bylaws provide that our board of directors may delegate responsibility to committees. Our board of directors has established an audit committee and a compensation committee, which operate under charters approved by our board of directors. Both the audit committee charter and the compensation committee charter are available under the heading “Corporate Governance—Governance Documents” on the Investors section of our website, which is located at investors.everquote.com.

Audit Committee

Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our registered public accounting firm, including through the receipt and consideration of reports from such firm;

•	reviewing and discussing with management and the registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	coordinating our board of directors’ oversight of our internal control over financial reporting, disclosure controls and procedures, and code of business conduct and ethics;

•	discussing our risk management policies;

•	establishing policies regarding hiring employees from the registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by SEC rules.

All audit services and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

The members of our audit committee are Messrs. Bansal, Deninger, Neble and Shields. Mr. Neble is the chair of our audit committee. Our board of directors has determined that Mr. Neble is an “audit committee financial expert” as defined by applicable SEC rules.

Our audit committee held five meetings during the fiscal year ended December 31, 2023. Our audit committee operates under a written charter adopted by our board of directors, a current copy of which is available under the heading “Corporate Governance—Governance Documents” on the Investors section of our website, which is located at investors.everquote.com.

Compensation Committee

Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	reviewing and making recommendations to our board of directors with respect to incentive-compensation and equity-based plans;

•	recommending to the independent directors serving on our board of directors to approve any tax-qualified, non-discriminatory employee benefit plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation; and

•	preparing the compensation committee report required by SEC rules.

The members of our compensation committee are Mr. Deninger and Ms. Wilczek. Ms. Wilczek is the chair of our compensation committee. In designing our executive compensation program, our compensation committee engages the services of an independent compensation consulting firm.

Executive Compensation Process

Roles of Our Compensation Committee, Board of Directors and Management

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight and, with respect to equity awards, approval of our full board of directors. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves, in consultation with our board of directors, base salary and bonus amounts, and with respect to equity awards, makes recommendations to our board of directors. The board of directors then approves or modifies the equity awards recommended by the compensation committee. While our compensation committee is responsible for approving salaries and bonuses, the compensation committee provides regular compensation related updates to our board of directors and provides our board of directors with an opportunity to make inquiries and consult on executive compensation matters.

As a part of determining executive officer compensation, the compensation committee receives base salary, bonus and equity compensation recommendations from our chief executive officer. At the invitation of the compensation committee, certain members of our senior management also participate in compensation committee meetings to share their perspective and relevant information on topics that the compensation committee is discussing.

Role of the Compensation Committee’s Independent Compensation Consultant

In designing our executive compensation program, our compensation committee engages the services of an independent compensation consulting firm. During 2023, our compensation committee engaged Compensia, Inc.

as its independent compensation consultant to provide comparative data on executive compensation practices in our industry, to assist our compensation committee in developing an appropriate list of peer companies, and to advise on our executive compensation program for 2023 and 2024. Our compensation committee reviews information regarding the independence and potential conflicts of interest of any compensation consultant it may engage, taking into account, among other things, the factors set forth in Nasdaq rules. With respect to services provided in 2023, our compensation committee concluded that the engagement of Compensia, Inc. did not raise any conflict of interest.

Although our compensation committee and board of directors consider the advice and recommendations of an independent compensation consultant as to our executive compensation program, our compensation committee and board of directors ultimately make their own decisions about these matters. In the future, we expect that our compensation committee will continue to engage an independent compensation consultant to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

Our compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available under the heading “Corporate Governance—Governance Documents” on the Investors section of our website, which is located at investors.everquote.com. Our compensation committee held seven meetings during the fiscal year ended December 31, 2023.

Board Processes

Oversight of Risk

Our board of directors oversees our risk management processes directly and through its audit committee. Our management is responsible for risk management on a day-to-day basis. The role of our board of directors and its audit committee is to oversee the risk management activities of our management. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our board of directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks, and our audit committee oversees risk management activities related to financial controls and legal and compliance risks, including with respect to enterprise risk, fraud and cybersecurity. The audit committee reports to the full board of directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, because risk issues often overlap, the committee from time to time requests that the full board of directors discuss particular risks.

Director Nomination Process

Our board of directors is responsible for selecting its own members. The process followed by our board to identify and evaluate director candidates includes: potentially requesting recommendations from members of our board of directors and others for recommendations; evaluation of the performance on our board of directors and its audit committee of any existing directors being considered for nomination: consideration of biographical information and background material relating to potential candidates; and, particularly in the case of potential candidates who are not then serving on our board of directors, interviews of selected candidates by members of our board of directors.

Generally, our board identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as our board deems to be helpful to identify candidates. Once candidates have been identified, our board confirms that the candidates meet all of the minimum qualifications for director nominees established by our board.

Our board of directors may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that our board deems to be appropriate in the evaluation process. Our board then discusses and evaluates the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, our board determines the persons to be nominated for election as directors. In considering whether to nominate any particular person for election as a director, our board applies the criteria set forth in our corporate governance guidelines described above under “Corporate Governance Guidelines.” Consistent with these criteria, our board expects every nominee to have the following attributes or characteristics, among others: integrity, honesty, adherence to high ethical standards, business acumen, good judgment and a commitment of service to our company, including a commitment to understand our business and industry. Our board considers the value of diversity when selecting nominees, and believes that our board of directors, taken as a whole, should embody a diverse set of skills, experiences and abilities. The board does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors.

All of the director nominees are currently members of our board of directors. The biographies of such director nominees under the heading “Nominees for Election” in this Proxy Statement indicate the experience, qualifications, attributes and skills of each of the director nominees that led our board of directors to conclude he or she should continue to serve as a director of our company. Our board of directors believes that each of the nominees has the individual attributes and characteristics required of a director of our company, and that the nominees as a group possess the skill sets and specific experience desired of our board of directors as a whole.

Stockholders may recommend individuals for consideration by our board of directors as potential director candidates by submitting their names, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of capital stock owned by such stockholder or group of stockholders, to our Secretary at EverQuote, Inc., 210 Broadway, Cambridge, MA 02139. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Procedures for Submitting Stockholder Proposals.” Assuming that appropriate biographical and background material has been provided on a timely basis, our board will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholders also have the right under our amended and restated bylaws to directly nominate director candidates, without any action or recommendation on the part of our board of directors, by following the procedures set forth below under the heading “Procedures for Submitting Stockholder Proposals.”

In evaluating proposed director candidates, our board may consider, in addition to the minimum qualifications and other criteria approved by it from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of our board of directors.

Stockholder Communications

Stockholders or other interested parties may contact our board of directors or one or more of our directors with issues or questions about EverQuote, by mailing correspondence to our General Counsel and Secretary at 210 Broadway, Cambridge, MA 02139. Our General Counsel and Secretary or members of her team will review incoming communications directed to our board of directors and, if appropriate, will forward such communications to the appropriate member(s) of the board of directors or, if none is specified, to the chairman of our board of directors. For example, we will generally not forward a communication that is primarily commercial in nature, is improper or irrelevant, or is a request for general information about EverQuote.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy that applies to our executive officers. In addition, we believe that the equity compensation component of our executive compensation program assists in protecting against excessive or unnecessary risk taking by providing our executives with a strong link to our long-term performance, creating an ownership culture and helping to align the interests of our executives and our stockholders. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2024, and we are asking you and other stockholders to ratify this appointment. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2014.

Our audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, our board of directors determined to submit to stockholders for ratification the appointment of PricewaterhouseCoopers LLP. A majority of the votes properly cast is required in order to ratify the appointment of PricewaterhouseCoopers LLP. In the event that a majority of the votes properly cast do not ratify this appointment of PricewaterhouseCoopers LLP, we will review our future appointment of PricewaterhouseCoopers LLP.

Our audit committee’s charter, which was adopted in connection with our IPO in June 2018, contains a formal policy concerning approval of audit, audit-related and non-audit services to be provided to the company by its independent registered public accounting firm. The policy requires that all services to be provided by our independent registered public accounting firm, including audit and audit-related services and permitted non-audit services, must be preapproved by our audit committee, provided that de minimis non-audit services may instead be approved in accordance with applicable SEC rules. Our board of directors or our audit committee pre-approved all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP during fiscal years 2022 and 2023. We expect that a representative of PricewaterhouseCoopers LLP will attend the virtual Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Principal Accounting Fees and Services

The following table sets forth the aggregate professional fees billed or to be billed by PricewaterhouseCoopers LLP for audit, audit-related, tax and other services rendered for 2022 and 2023 (in thousands).

Fee Category	2022	2023
Audit Fees	$1,309	$1,192
Tax Fees	98	110

Total Fees	$1,407	$1,302

Audit Fees. Represents fees for professional services provided in connection with the audit of our annual consolidated financial statements, reviews of our quarterly consolidated financial statements, and SEC filings other than our quarterly and annual reports.

Tax Fees. Represents fees for professional services provided for tax compliance, tax advice and tax planning.

Recommendation of our Board of Directors

The board of directors recommends that you vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Report of the Audit Committee of our Board of Directors

The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act, or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that EverQuote specifically incorporates this report or a portion of it by reference.

Our audit committee’s general role is to assist our board of directors in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

Our audit committee has reviewed the company’s consolidated financial statements for 2023 and met with management, as well as with representatives of PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, to discuss the consolidated financial statements. Our audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.

In addition, our audit committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and discussed with members of PricewaterhouseCoopers LLP its independence.

Based on the foregoing communications, its review of the financial statements and other matters it deemed relevant, our audit committee recommended to our board of directors that the company’s audited consolidated financial statements for 2023 be included in the company’s Annual Report on Form 10-K for 2023.

Respectfully submitted by the members of the audit committee of the board of directors:

George Neble (Chair)

Sanju Bansal

Paul Deninger

John Shields

PROPOSAL 3

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION

OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our executive officers named in the Summary Compensation Table under “Executive Compensation,” who we refer to as our “named executive officers” as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. Our most recent advisory vote on the compensation of our named executive officers was held at our 2021 annual meeting of stockholders, at which time our stockholders approved, on an advisory basis, the compensation of our named executive officers and also approved, on an advisory basis, a frequency of every three years for future executive compensation advisory votes. The next advisory vote on the compensation of our named executive officers is expected to take place at the 2027 annual meeting of stockholders.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

The “Executive Compensation” section of this proxy statement describes in detail our executive compensation programs and the decisions made by the compensation committee and the board of directors with respect to the fiscal year ended December 31, 2023.

Our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. The board believes this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or the board of directors (or any committee thereof), create or imply any change to our fiduciary duties or those of the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for us or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to us regarding the beneficial ownership of our capital stock as of April 8, 2024, for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our Class A common stock or Class B common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Applicable percentage ownership is based on 29,121,059 shares of Class A common stock and 5,604,278 shares of Class B common stock outstanding at April 8, 2024. The number of shares beneficially owned by each stockholder is determined under SEC rules and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Class A common stock and Class B common stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days after April 8, 2024 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of all listed stockholders is c/o EverQuote, Inc., 210 Broadway, Cambridge, MA 02139. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

	Shares Beneficially Owned				% of Total Voting Power
	Class A		Class B
Name	Number	%	Number	%
5% Stockholders
Link Ventures LLLP(1)	3,269,429	11.2	5,556,462	99.1	69.1
BlackRock, Inc.(2)	1,722,524	5.9	—	—	5.0
Managed Account Advisors LLC(3)	1,637,471	5.6	—	—	4.7
Granahan Investment Management LLC(4)	1,491,009	5.1	—	—	4.3
Named Executive Officers and Directors
Jayme Mendal(5)	441,957	1.5	—	—	*
Julia Brncic(6)	43,400	*	—	—	*
David Brainard(7)	58,637	*	—	—	*
David Blundin(8)	3,269,529	11.2	5,556,462	99.1	69.1
Sanju Bansal(9)	450,508	1.5	—	—	*
Paul Deninger(10)	60,588	*	—	—	*
George Neble(11)	56,119	*	—	—	*
John Shields(12)	31,164	*	—	—	*
Mira Wilczek(13)	270,897	*	—	—	*
All executive officers and directors as a group (11 persons)(14)	4,788,353	16.4	5,556,462	99.1	70.9

*	Less than 1%.
(1)

Consists of (i) 616,446 shares of Class A common stock held directly by David Blundin, (ii) 694,043 shares of Class A common stock held by Recognition Capital, LLC; (iii) 5,556,462 shares of Class B common stock and 1,565,672 shares of Class A common stock held by Link Ventures LLLP; and (iv) 393,268 shares of Class A common stock held by Cogo Fund 2020, LLC. David Blundin the managing member of Link Management, LLC, which is the general partner of Link Ventures LLLP. David Blundin is also the manager and owner of Recognition Capital, LLC. David Blundin is the controlling stockholder of Cogo Labs, Inc., which is the sole manager of Cogo Fund 2020, LLC. As a result, David Blundin may be deemed to hold voting and dispositive power with respect to the shares held by Recognition Capital, LLC, Link Ventures LLLP, and Cogo Fund 2020, LLC. Mr. Blundin also may be deemed to hold voting and dispositive power with respect to the shares held by his son. Each of the Link Ventures entities, Cogo Fund 2020, LLC, Recognition Capital LLC and the persons mentioned in this footnote disclaims beneficial ownership of the shares, except for those shares held of record by such entity and person, and except to the extent of their pecuniary interest therein. The address of the entities and persons mentioned in this footnote is One Kendall Square, Building 200—Suite B2106, Cambridge, Massachusetts 02139.
(2)

Based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 29, 2024. According to the Schedule 13G/A, as of December 31, 2023, sole voting power is held by BlackRock, Inc. over 1,696,172 shares of Class A common stock and sole dispositive power is held by BlackRock, Inc. over 1,722,524 shares of Class A common stock. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(3)

Based on a Schedule 13G/A filed with the SEC by Managed Account Advisors LLC on February 7, 2024. According to the Schedule 13G/A, as of December 31, 2023, sole dispositive power is held by Managed Account Advisors LLC over 1,533,637 shares of Class A common stock and shared dispositive power is held by Managed Account Advisors LLC over 103,834 shares of Class A common stock. The address of Managed Account Advisors LLC is 101 Hudson Street, 9th Floor, Jersey City, NJ 07302.

(4)

Based on a Schedule 13G/A filed with the SEC by Granahan Investment Management LLC on February 14, 2024. According to the Schedule 13G/A, as of December 31, 2023, sole voting power is held by Granahan Investment Management LLC over 1,184,389 shares of Class A common stock and sole dispositive power is held by Granahan Investment Management LLC over 1,491,009 shares of Class A common stock. The address of Granahan Investment Management LLC is Wyman Street, Suite 460, Waltham, MA 02451.

(5)

Consists of (i) 201,103 shares of Class A common stock, (ii) 7,143 shares of Class A common stock subject to restricted stock units vesting within 60 days following April 8, 2024, and (iii) 233,711 shares of Class A common stock subject to options exercisable within 60 days following April 8, 2024.

(6)

Consists of (i) 12,196 shares of Class A common stock, (ii) 5,156 shares of Class A common stock subject to restricted stock units vesting within 60 days following April 8, 2024, and (ii) 26,048 shares of Class A common stock subject to options exercisable within 60 days following April 8, 2024.

(7)

Consists of (i) 24,140 shares of Class A common stock, (ii) 10,608 shares of Class A common stock subject to restricted stock units vesting within 60 days following April 8, 2024, and (iii) 23,889 shares of Class A common stock subject to options exercisable within 60 days following April 8, 2024.

(8)

Consists of (i) 616,446 shares of Class A common stock held directly by David Blundin, (ii) 100 shares of Class A common stock held by Mr. Blundin’s son; (iii) 694,043 shares of Class A common stock held by Recognition Capital, LLC; (iv) 5,556,462 shares of Class B common stock and 1,565,672 shares of Class A common stock held by Link Ventures LLLP; and (v) 393,268 shares of Class A common stock held by Cogo Fund 2020, LLC. David Blundin the managing member of Link Management, LLC, which is the general partner of Link Ventures LLLP. David Blundin is also the manager and owner of Recognition Capital, LLC. David Blundin is the controlling stockholder of Cogo Labs, Inc., which is the sole manager of Cogo Fund 2020, LLC. As a result, David Blundin may be deemed to hold voting and dispositive power with respect to the shares held by Recognition Capital, LLC, Link Ventures LLLP, and Cogo Fund 2020, LLC. Mr. Blundin also may be deemed to hold voting and dispositive power with respect to the shares held by his son. Each of the Link Ventures entities, Cogo Fund 2020, LLC, Recognition Capital LLC and the persons mentioned in this footnote disclaims beneficial ownership of the shares, except for those shares held of record by such entity and person, and except to the extent of their pecuniary interest therein. The address of the entities and persons mentioned in this footnote is One Kendall Square, Building 200—Suite B2106, Cambridge, Massachusetts 02139.

(9)	Consists of 450,508 shares of Class A common stock.

(10)	Consists of 60,588 shares of Class A common stock.
(11)	Consists of 56,119 shares of Class A common stock.
(12)	Consists of 31,164 shares of Class A common stock.
(13)	Consists of (i) 90,897 shares of Class A common stock and (ii) 180,000 shares of Class A common stock subject to options exercisable within 60 days following April 8, 2024.
(14)

Includes (i) 4,258,025 shares of Class A common stock subject to options held by our executive officers and directors exercisable within 60 days following April 8, 2024, (ii) 36,767 shares of Class A common stock issuable pursuant to restricted stock units vesting within 60 days following April 8, 2024 and (iii) 493,561 shares of Class A common stock subject to options held by our executive officers and directors exercisable within 60 days following April 8, 2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2023 all required reports were filed on a timely basis under Section 16(a), except for:

John B. Wagner, our former Chief Financial Officer, filed a Form 4 on January 9, 2023 reporting the vesting of 7,197 shares of Class A common stock under a performance share unit award on March 13, 2020. John Shields filed a Form 4 on March 21, 2023, reporting the sale of 1,490 shares of Class A common Stock on March 16, 2023. Jayme Mendal filed Form 4s on April 5, 2023, reporting (i) the exercise of options to acquire 16,000 shares of Class A Common Stock on November 27, 2019, (ii) the vesting of 7,197 shares of Class A common stock under a performance share unit award on March 13, 2020, (iii) the sale of 500 shares of Class A common stock on July 6, 2020, and (iv) the vesting of 7,197 shares of Class A common stock under a performance share unit award on March 1, 2021. Darryl Auguste, a former board member, filed a Form 4 on May 11, 2023, reporting the acquisition of 6,000 shares of Class A common stock issuable under restricted stock units on April 24, 2023.

EXECUTIVE COMPENSATION

The following discussion relates to the compensation of Jayme Mendal, our president and chief executive officer, Julia Brncic, our general counsel and secretary, and David Brainard, our chief technology officer, for the years ended December 31, 2023 and December 31, 2022. These individuals are collectively referred to in this proxy statement as our named executive officers, or NEOs.

Summary Compensation Table

The following table sets forth the total compensation paid to our named executive officers for the years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Jayme Mendal President and Chief Executive Officer	2023	375,000	1,400,000	948,600	1,329,600	70,313	4,751	4,128,264
	2022	317,300	—	891,710	1,347,856	225,000	4,406	2,786,272
Julia Brncic(5) General Counsel and Secretary	2023	294,231	—	955,725	738,411	37,500	506	2,026,373
David Brainard Chief Technology Officer	2023	330,000	—	1,232,400	173,762	46,875	4,656	1,787,693
	2022	302,300	—	475,745	201,700	131,250	4,204	1,115,199

(1)

On December 26, 2023, the board of directors, upon the recommendation of the compensation committee, approved the payment of a discretionary cash bonus in the amount of $1.4 million, subject to all required taxes and withholdings, to Mr. Mendal in recognition of his performance in fiscal year 2023.

(2)

The amounts reported represent the aggregate grant-date fair value of the stock grants awarded to the named executive officer during the year in question, calculated in accordance with FASB ASC Topic 718. Such grant-date fair values do not take into account any estimated forfeitures related to service-vesting conditions. The assumptions used in calculating the grant-date fair value of the sale of the stock or equity awards reported in this column are set forth in the notes to our consolidated financial statements included in our Annual Reports on Form 10-K for the years ended December 31, 2023 and December 31, 2022. The amounts reported in this column reflect the accounting cost for these equity awards and do not correspond to the actual economic value that may be received by the named executive officers in connection therewith.

(3)	The amounts reported reflect the cash incentive amounts earned by the executives under our executive bonus plan.
(4)

Consists of benefits made available to employees generally and includes matching 401(k) contributions, company paid life insurance premiums and company paid parking in excess of tax-deductible amounts.

(5)	Ms. Brncic joined us in January 2023.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held as of December 31, 2023 by our named executive officers.

Name	Grant Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Jayme Mendal	10/18/2017(1)	125,880		$6.96	10/17/2027
	6/11/2019(2)					71,429	$874,291
	2/20/2020(3)	—	265,554	$45.17	2/19/2030
	2/11/2022(4)	54,701				31,969	$391,301
	2/11/2022(5)		70,332	$15.69	2/10/2032
	2/17/2023(6)					48,750	$596,700
	2/17/2023(7)	22,500	97,500	$15.81	2/16/2033

Julia Brncic	2/17/2023(8)					42,500	$520,200
	2/17/2023(9)	—	53,000	$15.81	2/16/2033
	7/24/2023(10)					37,500	$459,000
	7/24/2023(11)	625	9,375	$7.10	7/23/2033
	7/24/2023(12)	2,537	17,761	$7.10	7/23/2033

David Brainard	2/23/2021(13)					9,291	$113,722
	2/11/2022(14)					7,126	$87,222
	6/28/2022(15)	9,375	15,625	$9.41	6/7/2032
	10/24/2022(16)					25,000	$306,000
	10/24/2022(17)	—	10,000	$5.54	10/23/2032
	2/17/2023(18)					48,750	$596,700
	7/24/2023(19)					37,500	$459,000
	7/24/2023(20)	625	9,375	$7.10	7/23/2033
	7/24/2023(21)	3,171	22,201	$7.10	7/23/2033

(1)	The shares of our Class A common stock subject to this option were fully vested as of September 30, 2022.
(2)

These restricted stock units, representing the right to receive an equal number of shares of our Class A common stock, are scheduled to vest in equal quarterly installments over seven years from the grant date, subject to continued service with us through each applicable vesting date, with the first installment having vested on August 25, 2019.

(3)

This performance stock option represents the right to purchase shares of our Class A common stock upon the achievement of certain market and performance conditions. The vesting of the performance option is subject to the achievement of certain value-weighted average price targets of the Class A common stock and the achievement of a performance condition of both trailing twelve months revenue and variable marketing dollar targets as determined based on our most recent financial statements filed with the SEC, provided that if the performance condition is not immediately satisfied, it may later be satisfied by determining achievement of both trailing twelve month targets based on any future financial statements filed by us with the SEC where the twelve month period measured includes the date on which the price target was achieved for the applicable shares. The price target and performance condition are measured monthly, and the performance option will vest with respect to 25% of the shares underlying the award on the first date both the price target and the performance condition are met. After the initial vesting of the performance option, the performance option will vest in additional 25% tranches at each time the target price and performance condition are met as measured on each anniversary of the initial vesting date. If the target price or market condition are not satisfied for any of the subsequent three annual vesting tranches, achievement will be reassessed monthly thereafter until the earlier of such time that the target price and the market condition are satisfied until the performance option is fully vested or the award terminates. If the initial target price is not achieved by February 20, 2024, the performance option will terminate on such date. Vesting is further subject to Mr. Mendal’s continued service through the applicable vesting date as our chief executive officer.

In the event of a change of control at a price per share greater than or equal to the price target, the market condition and the performance condition will be considered satisfied, and the performance option will vest with respect to 25% of the number of shares originally underlying the award. If Mr. Mendal’s employment is terminated without cause or for good reason within one year after or six months prior to a change of control that results in a vesting of the award, the performance option will vest in full and Mr. Mendal will have 12 months following his termination date to exercise the performance option.
(4)

The shares of our Class A common stock subject to this award are scheduled to vest in equal annual installments over four years from January 1 2022, subject to continued service with us through each applicable vesting date.

(5)

The shares of our Class A common stock subject to this option are scheduled to vest in equal annual installments over four years from January 1 2022, subject to continued service with us through each applicable vesting date.

(6)

The shares of our Class A common stock subject to this option are scheduled to vest in equal quarterly installments over four years from January 1 2023, subject to continued service with us through each applicable vesting date.

(7)

The shares of our Class A common stock subject to this option are scheduled to vest in equal quarterly installments over four years from January 1 2023, subject to continued service with us through each applicable vesting date.

(8)

The shares of our Class A common stock subject to this award vested as to 25% of the grant twelve months after the vesting commencement date of February 15, 2023, with the remainder scheduled to vest in equal quarterly installments over three years, subject to continued service with us through each applicable vesting date.

(9)

The shares of our Class A common stock subject to this award vested as to 25% of the grant twelve months after the vesting commencement date of February 15, 2023, with the remainder scheduled to vest in equal quarterly installments over three years, subject to continued service with us through each applicable vesting date.

(10)

The shares of our Class A common stock subject to this option are scheduled to vest in equal quarterly installments over four years from August 20 2023, subject to continued service with us through each applicable vesting date.

(11)

The shares of our Class A common stock subject to this option are scheduled to vest in equal quarterly installments over four years from August 20 2023, subject to continued service with us through each applicable vesting date.

(12)

The shares of our Class A common stock subject to this option are scheduled to vest in equal quarterly installments over two years from August 20 2023, subject to continued service with us through each applicable vesting date.

(13)

The shares of our Class A common stock subject to this award are scheduled to vest in equal quarterly installments over four years from February 13, 2020, subject to continued service with us through each applicable vesting date.

(14)

The shares of our Class A common stock subject to this award are scheduled to vest in equal quarterly installments over four years from January 1, 2022, subject to continued service with us through each applicable vesting date.

(15)

The shares of our Class A common stock subject to this option are scheduled to vest in equal quarterly installments over four years from May 20, 2022, subject to continued service with us through each applicable vesting date.

(16)

The shares of our Class A common stock subject to this award are scheduled to vest in equal quarterly installments over two years from November 20, 2022, subject to continued service with us through each applicable vesting date.

(17)

The shares of our Class A common stock subject to this option are scheduled to vest in equal quarterly installments over two years from November 20, 2024, subject to continued service with us through each applicable vesting date.

(18)

The shares of our Class A common stock subject to this option are scheduled to vest in equal quarterly installments over four years from January 1 2023, subject to continued service with us through each applicable vesting date.

(19)

The shares of our Class A common stock subject to this option are scheduled to vest in equal quarterly installments over four years from August 20 2023, subject to continued service with us through each applicable vesting date.

(20)

The shares of our Class A common stock subject to this option are scheduled to vest in equal quarterly installments over four years from August 20 2023, subject to continued service with us through each applicable vesting date.

(21)

The shares of our Class A common stock subject to this option are scheduled to vest in equal quarterly installments over two years from August 20 2023, subject to continued service with us through each applicable vesting date.

Severance and Change in Control Benefits

We have entered into employment offer letters and agreements with our executive officers that, in certain cases, provide for severance and other benefits upon termination. We adopted an Executive Severance Plan, effective November 5, 2023, which provides compensation and benefits to certain executives upon separation from employment with the Company. In addition, in accordance with the terms of our 2008 Stock Incentive Plan (our “2008 Plan”) and our 2018 Plan, our board of directors has discretion to take certain actions in connection with specified corporate events that may provide benefits our executive officers and employees. We have provided more detailed information about these benefits below under “—Employment Offer Letters and Agreements” and “—Potential Payments upon Termination or Change in Control.”

We believe that these additional benefits are reasonable and consistent with the objectives of our executive compensation program and with market practice among the companies with which we compete for executive talent.

Other Benefits

In addition to base salary, annual cash incentive bonuses, equity incentive awards and severance and change in control benefits, our executive officers receive certain perquisite and other benefits that are made available to employees generally, including matching 401(k) contributions, company paid life insurance premiums and company paid parking in excess of tax-deductible amounts.

Anti-Hedging Policy

We have adopted an insider trading policy that, among other things, expressly prohibits all of our employees, including our named executive officers, as well as our directors, and certain of their family members and related entities, from engaging in activities that are designed to hedge or offset any decrease in the market value of our securities. For additional detail, see “Directors, Executive Officers and Corporate Governance—Anti-Hedging Policy.”

Incentive Compensation Recovery Policy

We have adopted a compensation recovery policy that provides that, in the event there is an “Accounting Restatement” of the company’s financial statements, our compensation committee will attempt to recover any incentive-based compensation erroneously awarded to our executive officers. For additional detail, see “Directors, Executive Officers and Corporate Governance—Compensation Recovery Policy.”

Employment Offer Letters and Agreements

Jayme Mendal

On July 31, 2017, we entered into an offer letter with Jayme Mendal, who currently serves as our president and chief executive officer. The offer letter provides for Mr. Mendal’s at-will employment, beginning September 4,

2017, and sets forth his initial annual base salary as well as his eligibility to participate in our benefit plans generally. Mr. Mendal’s current base salary is $565,000 and he is eligible to receive a discretionary cash annual target bonus of $565,000 based on the achievement of agreed upon targets. He will also be eligible to receive a special one-time cash bonus of $100,000 that will be paid if a specified 2024 performance goal is achieved. Mr. Mendal is subject to our standard Employee Agreement Regarding Inventions, Confidentiality and Non-Competition pursuant to which Mr. Mendal is subject to covenants for confidentiality in perpetuity, non-solicitation of employees and customers for 24 months post-termination and non-competition for 18 months post-termination.

Julia Brncic

On December 23, 2022, we entered into an offer letter with Julia Brncic, who currently serves as our general counsel and corporate secretary. The offer letter provides for Ms. Brncic’s at-will employment, beginning January 9, 2023, and sets forth her initial annual base salary as well as her eligibility to participate in our benefit plans generally. Ms. Brncic’s current base salary is $375,000 and she is eligible to receive a discretionary cash annual target bonus of $225,000 based on the achievement of agreed upon targets. She will also be eligible to receive a special one-time cash bonus of $100,000 that will be paid if a specified 2024 performance goal is achieved. Ms. Brncic is subject to our standard Employee Agreement Regarding Inventions, Confidentiality and Non-Competition pursuant to which Ms. Brncic is subject to covenants for confidentiality in perpetuity, non-solicitation of employees and customers for 24 months post-termination and non-competition for 18 months post-termination.

David Brainard

On November 8, 2019, we entered into an offer letter with David Brainard, who currently serves as our chief technology officer. The offer letter provides for Mr. Brainard’s at-will employment, beginning December 9, 2019, and sets forth his initial annual base salary as well as his eligibility to participate in our benefit plans generally. Mr. Brainard’s current annual base salary is $406,000, and he is eligible to receive a discretionary cash annual target bonus of $280,000 based on the achievement of agreed upon targets. He will also be eligible to receive a special one-time cash bonus of $100,000 that will be paid if a specified 2024 performance goal is achieved. Mr. Brainard is subject to our standard Employee Non-Competition and Non-Solicitation Agreement as well as our standard Invention and Non-Disclosure Agreement, and pursuant to these agreements, Mr. Brainard is subject to covenants for confidentiality in perpetuity, non-solicitation of employees and customers for 24 months post-termination and non-competition for 12 months post-termination.

Potential Payments upon Termination or Change in Control

In the event of a qualifying termination of employment and/or the occurrence of a change of control of the Company, certain of our NEOs are entitled to certain payments and benefits under their employment agreements, severance compensation agreements and/or our severance policies. For a detailed summary of these payments and benefits, see the section entitled “Employment and Severance Compensation Agreements” that follows the table below.

Termination Following Change of Control

The table below sets forth information regarding the estimated payments and benefits that each NEO would have received in the hypothetical event that such NEO’s employment had been terminated by us without cause, or such NEO had resigned for “good reason,” as of December 31, 2023, upon a change of control of the Company occurring on that date. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed could be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

Name	Severance Payments ($) (1)	Continuation of Welfare Benefit Plans ($) (2)	Value of Additional Vested Equity Awards ($) (3)
Jayme Mendal	562,500	43,000	1,414,442
Julia Brncic	300,000	28,670	520,200
David Brainard	330,000	28,670	1,318,074

(1)	Represents payment of an amount equal to 18 months of base salary for Mr. Mendal, and 12 months of base salary for the other NEOs.
(2)

Represents an estimate of the total cost of company-paid premiums for continuation of medical, dental, vision and long-term disability benefits for a period of 18 months following the date of termination for Mr. Mendal, and 12 months following the dates of termination for the other NEOs, calculated based upon the premiums for such benefits in effect as of December 31, 2023. The actual cost of health benefits may vary during the benefits continuation period depending upon the overall premium rates that we would be required to pay under our health benefit programs.

(3)

Represents the aggregate market value of unvested RSUs held by each NEO as of December 31, 2023 based on the closing price of our Class A common stock on December 29, 2023, which was $12.24 per share. Such RSUs would have become immediately vested, and would have been settled by delivery of shares of our Class A common stock.

Other Qualifying Terminations

The table below sets forth information regarding the estimated payments and benefits that each NEO would have received in the hypothetical event that such NEO’s employment had been terminated by us without cause, or such NEO had resigned for “good reason,” as of December 31, 2023, in the absence of a change in control of the Company, and excludes additional vesting of options that were out of the money on December 31, 2023. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed above, any actual amounts paid or distributed could be different. Factors that could affect these amounts include the timing during the year of any such event and our stock price.

Name	Severance Payments ($) (1)	Continuation of Welfare Benefit Plans ($) (2)	Value of Additional Vested Equity Awards ($) (3)
Jayme Mendal	375,000	28,670	707,215
Julia Brncic	150,000	14,335	256,296
David Brainard	165,000	14,335	418,782

(1)	Represents payment of an amount equal to 12 months of base salary for Mr. Mendal and 6 months of base salary for the other NEOs.
(2)

Represents an estimate of the total cost of company-paid premiums for continuation of medical, dental, vision and long-term disability benefits for a period of 12 months following the date of termination for Mr. Mendal, and 6 months following the dates of termination for Ms. Brncic and Mr. Brainard, calculated based upon the premiums for such benefits in effect as of December 31, 2023. The actual cost of health benefits may vary during the benefits continuation period depending upon the overall premium rates that we would be required to pay under our health benefit programs.

(3)

Represents the aggregate market value of unvested RSUs held by each NEO as of December 31, 2023 based on the closing price of our Class A common stock on December 29, 2023, which was $12.24 per share. Such RSUs would have become immediately vested, and would have been settled by delivery of shares of our Class A common stock.

Equity Compensation Plan Information

Our equity compensation plan consists of our 2008 Plan and our 2018 Plan. Prior to our IPO, we granted awards under our 2008 Plan. Following our IPO, any remaining shares available for issuance under our 2008 Plan were added to the share reserves under our 2018 Plan.

The following table shows certain information concerning all of our equity compensation plans in effect as of December 31, 2023:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders
2008 Stock Incentive Plan	837,774	$7.88	—
2018 Equity Incentive Plan	1,481,951	$16.87	1,742,518
Equity compensation plans not approved by security holders	—	—	—

Total	2,319,725	$13.63	1,742,518

(1)

The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.

Retirement Benefits

We maintain a retirement plan for the benefit of our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). The 401(k) plan provides that each participant may contribute up to an annual statutory limit. Additionally, we match employee contributions up to 2% of the employee’s salary. Participants who are at least 50 years old can also contribute additional amounts based on statutory limits for “catch-up” contributions. Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees.

DIRECTOR COMPENSATION

Under our non-employee director compensation program, which our board of directors approved in May 2018 and became effective as of immediately prior to the commencement of trading of our Class A common stock on the Nasdaq Global Market, non-employee directors who are not affiliated with Link Ventures receive the cash compensation set forth below, and on the date of the first board meeting held on or after the date of each annual meeting of our stockholders, each non-employee director who is not affiliated with Link Ventures will be granted restricted stock units with respect to the number of shares of Class A common stock determined by dividing $125,000 by the closing price of our Class A common stock on the Nasdaq Global Market on the date of grant. Unless otherwise provided at the time of grant, and subject to the non-employee director’s continued service as a director, each such restricted stock unit will vest with respect to 100% of the shares subject thereto on the earlier of the first anniversary of the grant date and the date of our next annual meeting of stockholders and, in the event of a change in control of our company, the vesting of such restricted stock units will accelerate in full.

Each non-employee director who is not affiliated with Link Ventures is eligible to receive compensation for his or her service on our board of directors or the audit committee or compensation committee of our board of directors, consisting of annual cash retainers paid quarterly in arrears, as set forth in the table below.

Position	Retainer
Board member	$30,000
Audit committee chair	$20,000
Audit committee member	$10,000
Compensation committee chair	$12,000
Compensation committee member	$5,000

The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2023.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Option awards ($)(2)(3)	Total ($)
David Blundin	—	—	—	—
Sanju Bansal	40,000	124,996	—	164,996
Paul Deninger	45,000	124,996	—	169,996
John Lunny(4)	15,385	—	—	15,385
George Neble	40,000	124,996	—	164,996
John Shields	50,000	124,996	—	174,996
Mira Wilczek	8,016	—	—	8,016

(1)

The values disclosed represent the aggregate grant date fair value of restricted stock units granted to the director, calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the restricted stock unit grants reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)	The following table sets forth, with respect to each of our non-employee directors, the aggregate number of stock awards and the aggregate number of option awards outstanding as of December 31, 2023:

Name	Stock Awards (#)	Option Awards (#)
David Blundin	—	—
Sanju Bansal	7,852	20,000
Paul Deninger	7,852	—
John Lunny	—	—
George Neble	7,852	—
John Shields	7,852	—
Mira Wilczek	—	180,000

(3)

The values disclosed represent the aggregate grant date fair value of options to purchase shares granted to the director calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the option grants reported in this column are set forth in the notes to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(4)	Mr. Lunny’s term of service on the board ended on June 8, 2023.

Pay Versus Performance

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer, or PEO, and our non-PEO named executive officers, or Other NEOs, as presented in the Summary Compensation Table, or the SCT Amounts, (ii) the compensation actually paid, or CAP, to our PEO and Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, or the CAP Amounts, (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act. The compensation committee does not utilize CAP for compensation considerations and determinations.

Year	Summary Compensation Table Total For PEO (1)	Compensation Actually Paid to PEO(1)	Average Summary Compensation Table Total for Other NEOs(2)(3)	Average Compensation Actually Paid to Other NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income/ (Loss) (in thousands)
2023	$4,128,264	$2,532,429	$3,814,065	$1,916,301	$32.77	$(51,287)
2022	$2,786,272	$2,205,651	$1,583,445	$1,015,913	$39.46	$(24,416)
2021	$1,418,565	$(4,773,602)	$1,931,340	$(46,047)	$41.93	$(19,434)

(1)	Jayme Mendal, our chief executive officer and president, was PEO for all years in the table.
(2)

For 2023, Julia Brncic, our general counsel and secretary, and David Brainard, our chief technology officer, were Other NEOs. For 2021 and 2022, John Wagner, our former chief financial officer and treasurer, David Brainard, our chief technology officer, and David Mason, our former general counsel and secretary, who served in this role until October 2022, were Other NEOs. In addition, Nicholas Graham, our former chief revenue officer, and Craig Lister, our former chief marketing officer, were Other NEOs in 2021.

(3)

The following table summarizes the adjustments made in accordance with Item 402(v) of Regulation S-K in order to calculate the CAP Amounts from the SCT Amounts. The SCT Amounts and the CAP Amounts do not reflect the actual amount of compensation earned by or paid to our executives during the applicable years, but rather are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act.

	2023		2022		2021
Adjustments†	PEO	Other NEOs*	PEO	Other NEOs*	PEO	Other NEOs*
SCT Amounts	$4,128,264	$3,814,065	$2,786,272	$1,583,445	$1,418,565	$1,931,340
(Subtraction): Aggregate value for stock awards and option awards included in SCT Amounts for the covered fiscal year	(2,278,200)	(3,100,298)	(2,239,566)	(1,147,540)	(1,116,310)	(1,648,940)
Addition: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	1,382,550	1,421,349	2,085,548	845,560	114,235	326,131
Addition (Subtraction): Year-over-year change in fair value at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(627,912)	(80,893)	(174,577)	(26,958)	(4,969,705)	(551,637)
Addition: Vesting date fair value of awards granted and vested during the covered fiscal year	236,625	74,075	—	135,093	505,688	208,574
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(308,898)	(211,997)	(139,321)	(196,567)	(726,075)	(311,515)
(Subtraction): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	—	—	(112,705)	(177,120)	—	—

CAP Amounts (as calculated)	$2,532,429	$1,916,301	$2,205,651	$1,015,913	$(4,773,602)	$(46,047)

†	Valuation assumptions used to calculate fair values did not materially differ from those used to calculate fair values at the time of grant as reflected in the SCT Amounts.
*

Amounts presented are averages for the entire group of Other NEOs in each respective year. The compensation that we pay to our PEO and Other NEOs reflects our primary compensation objectives of attracting and retaining key executive officers critical to our long-term success, recognizing and rewarding overall company performance and each executive officer’s individual performance and level of responsibility and continuing to align our executive officers’ incentives with stockholders’ interests. Cash compensation, including bonus incentives, is a basic element of our executive officers’ total compensation. In addition, a significant portion of our executive officers’ realizable compensation is tied to the performance of our company and our stock price. We believe stock-based compensation aligns our executive officers’ interest and our stockholders’ interest in incentivizing our executive officers to achieve performance objectives and to create long-term stockholder value. If our executive officers are unable to create long-term stockholder value and the price of our stock declines, then the realizable value of such executive officer’s long-term stock-based compensation also declines. Consistent with its pay-for-performance philosophy, the compensation committee may elect to decrease any executive officer’s compensation, or take other corrective or remedial steps, for non-performance. In 2023, we incurred a net loss of $51.3 million and our cumulative total shareholder return (“TSR”) from market close on December 31, 2020 through the end of 2023 was $32.77 based on an initial investment of $100. For 2023, the CAP Amount for our PEO was $2,532,429 and the average of the CAP Amounts for our Other NEOs was $1,916,301. In 2022, we incurred a net loss of $24.4 million and our TSR from market close on December 31, 2020 through the end of 2022 was $39.46 based on an initial investment of $100. For 2022, the CAP Amount for our PEO was $2,205,651 and the average of the CAP Amounts for our Other NEOs was $1,015,914. In 2021, we incurred a net loss of $19.4 million and our TSR from market close on December 31, 2020 through the end of 2021 was $41.93 based on an initial investment of $100. For 2021, the CAP Amount for our PEO was $(4,773,602) and the average of the CAP Amounts for our Other NEOs was $(46,047). For each of 2023, 2022 and 2021 the CAP Amounts for our PEO and Other NEOs were not correlated to our TSR or net loss as the compensation committee does not utilize CAP for compensation considerations and determinations and the compensation committee does not use net loss or TSR as a performance measure to link executive compensation to company performance.

Limitation of Liability and Indemnification

Our restated certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, our restated certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with each of our directors and executive officers.

These indemnification agreements may require us, among other things, to indemnify each such director and executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of our directors or executive officers.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors. We have agreed that we will be the indemnitor of “first resort,” however, with respect to any claims against these directors for indemnification claims that are indemnifiable by both us and their employers. Accordingly, to the extent that indemnification is permissible under applicable law, we will have full liability for such claims (including for the advancement of any expenses) and we have waived all related rights of contribution, subrogation or other recovery that we might otherwise have against these directors’ employers.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our capital stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

RELATED PERSON TRANSACTIONS

Other than compensation arrangements for our executive officers and directors which are described elsewhere in this proxy statement, below we describe transactions since January 1, 2023 to which we were or will be a participant and in which:

•	the amount involved exceeds the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Agreements with Entities Affiliated with Link Ventures LLLP

Cogo Labs, Inc., a wholly owned subsidiary of Link Equity Partners, LLC, which is wholly owned by David Blundin, and various other affiliates and subsidiaries of Link Ventures LLLP, or Link Ventures, provide a range of marketing-related services to us, including email advertising, search engine marketing and market research data sharing services. We are also party to various data license and marketing services agreements with Cogo Labs, Inc., Affiliate Media Network, Inc., Reference Advisor, LLC, Cognius, LLC, Meta42 LLC, Nufit Media, Inc., Tenizen, Inc., and Minerva Analytics, Inc., each of which is a direct or indirect subsidiary of Link Ventures, whereby each such entity provides marketing services to us by delivering EverQuote-related advertisements through websites, social media platforms, emails and other marketing campaigns. We believe that the terms and conditions of each of these agreements are no less favorable to us than those that could be obtained in arms-length dealings. Pursuant to these agreements, we paid an aggregate of approximately $4.0 million in 2023 to Link Ventures and entities affiliated with Link Ventures.

Registration Rights

We are a party to an investors’ rights agreement, originally entered into in August 2008 and most recently amended and restated in June 2016, with certain holders of our Class B common stock, including entities affiliated with Link Ventures. The investors’ rights agreement provides these holders the right to demand that we file a registration statement or request that their shares be included in a registration statement that we are otherwise filing. Pursuant to the investors’ rights agreement, we are required to pay all registration expenses and indemnify these holders with respect to each registration of registrable shares that is effected.

Indemnification Agreements

Our restated certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. See “Executive Compensation—Limitation of Liability and Indemnification.”

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed by the audit committee of our board of directors and, if deemed appropriate, approved. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also provides that the chair of the audit committee may review and approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in or is not inconsistent with our company’s best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.

Pursuant to the SEC’s related person transaction disclosure rule, the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, will not be related person transactions for purposes of the policy:

•	interests arising only from the related person’s position as a director of another corporation or organization that is a party to the transaction;

•

interests arising only from the direct or indirect ownership by the related person and all other related persons in the aggregate of less than a 10% equity interest (other than a general partnership interest) in another entity which is a party to the transaction;

•	interests arising solely from the ownership of a class of our equity securities if all holders of that class of equity securities receive the same benefit on a pro rata basis;

•	compensation arrangements with executive officers if the compensation has been approved by the board of directors;

•	compensation for services as a director of our company if such compensation will be publicly reported pursuant to SEC rules;

•	interests arising solely from indebtedness of a 5% stockholder or an immediate family member of a 5% stockholder;

•	a transaction where the rates or charges involved in the transaction are determined by competitive bids;

•	a transaction that involves the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental authority; or

•	a transaction that involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

In addition, our board of directors has determined that transactions that are specifically contemplated by our charter or our amended and restated bylaws are not related person transactions for purposes of the policy. The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our board of directors in the manner specified in its charter.

TRANSACTION OF OTHER BUSINESS

Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. We must receive notice of proposals of stockholders (including director nominations) intended to be presented at the 2025 annual meeting of stockholders but not included in the proxy statement no earlier than February 6, 2025, and no later than March 8, 2025. However, in the event the 2025 annual meeting of stockholders is scheduled to be held on a date before May 7, 2025, or after August 5, 2025, notice must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting; and (ii) the 10th day following the day on which notice of the date of such annual meeting was given or public disclosure of the date of such meeting is first made, whichever first occurs. A stockholder must give written notice of such proposals to our Secretary at 210 Broadway, Cambridge, MA 02139. In addition, any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or that is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and accompanying proxy card as a nominee and to serve as a director if elected, and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by such stockholder and such beneficial owner and certain additional information.

In addition to satisfying the advance notice provisions in our amended and restated bylaws relating to director nominations, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than our nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than April 7, 2025. If the date of the 2024 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, such notice must instead be provided by the later of 60 days prior to the date of the 2024 annual meeting of stockholders or the 10th day following public announcement by us of the date of the 2024 annual meeting of stockholders.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2025 Annual Meeting, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 25, 2024. Such proposals must be delivered to our Secretary, c/o EverQuote, Inc., 210 Broadway, Cambridge, MA 02139.

About EverQuote

EverQuote operates a leading online insurance marketplace, connecting consumers with insurance providers. The company’s mission is to empower insurance shoppers to better protect life’s most important assets—their family, health, property, and future. Our vision is to become the largest online source of insurance policies by using data, technology, and knowledgeable advisors to make insurance simpler, more affordable and personalized, ultimately reducing cost and risk.

For more information, visit everquote.com

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210 Broadway

Cambridge, MA 02139

© 2024 EverQuote, Inc.

EVERQUOTE, INC. 210 BROADWAY CAMBRIDGE, MA 02139 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 5, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EVER2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 5, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V43684-P08804 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EVERQUOTE, INC. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: 1. Election Of Directors Nominees: 01) David Blundin 02) Sanju Bansal 03) Paul Deninger 04) Jayme Mendal 05) George Neble 06) John Shields 07) Mira Wilczek To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 3. To approve, on a non-binding advisory basis, the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V43685-P08804 EVERQUOTE, INC. Annual Meeting of Stockholders Thursday, June 6, 2024, 10:00 AM Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder hereby appoints Jayme Mendal, Joseph Sanborn and Julia Brncic, or any of them, each with the power of substitution, and hereby authorizes them to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of EverQuote, Inc. to be held at 10:00 AM Eastern Time on June 6, 2024, held virtually at www.virtualshareholdermeeting.com/EVER2024, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of directors in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Continued and to be signed on reverse side